Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders
Hill International, Inc.:

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of our report dated March 24, 2008, appearing in the Annual Report on Form 10-K of Hill International, Inc. for the year ended December 31, 2007.

/s/ Amper, Politziner & Mattia, LLP

Amper, Politziner & Mattia, LLP
(formerly Amper, Politiner & Mattia, P.C.).

November 12, 2008
Edison, New Jersey